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                                                            EXHIBIT 10.3

SMARTSOURCES.COM (LOGO)


                          Employee Confidentiality
                          ------------------------
                                     &

                     Assignment of Inventions Agreement
                     ----------------------------------

In consideration of SmartSources.com Technologies Inc., or any of its affiliates, including SmartSources.com Inc. (collectively "SmartSources"):

     $    making an offer of employment to me;

(the receipt and sufficiency whereof is hereby acknowledged) and for other good and valuable consideration, I, Anna Stylianides acknowledge and agree:


I.   Confidentiality
--------------------

That I will during the course of my employment with SmartSources and afterward, keep confidential and refrain from using, directly or indirectly, all information known or used by SmartSources in its activities, including, but not limited to:

     X all of SmartSources' confidential and proprietary information, including, concepts, techniques, processes, designs, cost data, software programs, formulas, development or experimental work, work in process, and other financial, or other know-how or trade secrets;

     X any financial information, including SmartSources' costs, sales, income, profits, salaries and wages;

     X information concerning business opportunities and customers of SmartSources, including all ventures or joint ventures considered by SmartSources, whether or not pursued;

     X any and all know-how, and any and all oral, written, electronic or other communications and other information disclosed or provided by SmartSources, including any and all analyses or conclusions drawn or derived therefrom;

Further, I acknowledge that SmartSources receives confidential or proprietary information from third parties for certain limited purposes in the ordinary course of its business. I agree to hold such information in the strictest confidence and not to use such information for the benefit of anyone other than SmartSources or such third party, without the express authorization in writing from SmartSources.

Confidential information shall not include information that:

     X is publicly available (other than as a result of a breach of this Agreement);

     X    is known by me prior to my employment with SmartSources.


II.  Assignment of Inventions
-----------------------------

I agree that all inventions, discoveries, improvements, software, copyright, know-how or other intellectual property, whether or not patentable or copyrightable, created by me:

     $ during the course of my employment, pertaining to any matter, thing, process or method related to my employment, or that may be useful or of benefit to SmartSources, (the "Works"), and

     $ such Works created during a one (1) year period after termination or expiry of my employment (regardless of the circumstances for such termination or expiry), directly related to my employment,

shall be the sole and absolute property of SmartSources. Without limiting the foregoing, I agree to waive all moral rights in such Works, and that all Works shall be deemed to be "work made in the course of employment" and that SmartSources shall be deemed the owner thereof, provided that in the event and to the extent such Works are determined not to constitute "work made in the course of employment" as a matter of law, I hereby irrevocably assign and transfer to SmartSources my entire right, title and interest, domestic and foreign, in such Works, or, at the option of SmartSources, a lesser interest therein.

I further agree to keep and maintain adequate and current written records of all Works made by me, which records shall be available at all times to SmartSources and shall remain the sole property of SmartSources.

I further agree to assist SmartSources in obtaining and enforcing, for SmartSources's own benefit, patents, copyrights and any other protections in any and all countries for any and all Works made by me (in whole or in part) the rights to which belong to or have been assigned to SmartSources. I agree, upon request, to execute all applications, assignments, instruments and papers and perform all acts that SmartSources or its counsel may deem necessary or desirable to obtain any and all patents, copyrights or other protection in such Works and otherwise to protect the interests of SmartSources therein.


III. Non-solicitation of Clients and Employees
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I agree that for a period of 12 months immediately following the termination of my employment with SmartSources, I will not, directly or indirectly, solicit:

     $ any suppliers or clients of SmartSources, or any prospective supplier or client of SmartSources for the purpose of buying from, or selling or supplying to such suppliers or clients, any products or services which are competitive with the products or services developed, sold, marketed, licensed or supplied by SmartSources at the time of the termination of my employment with SmartSources;

     $ or induce or attempt to induce any persons who were employees of, or consultants to, SmartSources at the time of my termination to terminate their employment or consulting agreement with SmartSources.


IV.  Return of Materials
------------------------

I agree to return to SmartSources, immediately upon termination of my employment, regardless of how that termination should occur, all designs, devices, documents, specifications, business documents, computer software, lists, records files and all other material containing or disclosing Confidential Information including copies of these items, however made or obtained, and will delete any electronic copies or files of any such information.


V.   Enforceability
-------------------

I acknowledge that all restrictions contained in this Agreement are reasonable and valid and all defences to the strict enforcement of all or any portion thereof by SmartSources are hereby waived by me. If any clause or portion of any such clause shall be unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the Agreement, and such unenforceable or invalid portion shall be severed from the remainder of this Agreement.

I further agree that my covenants and representations contained in this Agreement shall survive and continue to bind me following the termination of any contract for my employment with SmartSources regardless of the reason for such termination.


VI.  Governing Law
------------------

This Agreement will be governed by the laws of the Province of British
Columbia.


ACCEPTED AND AGREED TO THIS _______DAY OF ________, 200__. I HAVE READ AND UNDERSTAND THE TERMS AND CONDITIONS OF SET OUT IN THIS AGREEMENT.



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Signature of Employee